EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     Amendment agreement, made as of November 18, 1999 between ZYGO CORPORATION, a Delaware corporation with an office at Laurel Brook Road, Middlefield, Connecticut 06455 (the "Company"), and J. BRUCE ROBINSON, residing at ______________________, (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of January 15, 1999 (the "Agreement"); and

     WHEREAS, the Company and the Executive desire to amend the Agreement as herein provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Except as specifically amended herein, the Agreement, and each and every term thereof, shall remain in full force and effect. All references in the Agreement to the "Agreement" shall be deemed to refer to the Agreement, as amended hereby.

     2. Section 1 of the Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          1. EMPLOYMENT.

               The Company hereby employs Executive and Executive hereby accepts such employment, subject to the terms and conditions herein set forth. Executive shall hold the office of President and Chief Executive Officer, reporting to the Board of Directors of the Company. The Company shall nominate Executive for election as a director of the Company for all periods when Executive holds the office of President and Chief Executive Officer of the Company."

     3. Section 3 of the Agreement is hereby amended by deleting the amount of "$250,000" in the first sentence of such Section and substituting therefor the amount of "$275,000."

     4. Section 10(a) of the Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:


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          10.  DUTIES.

               (a) Executive shall perform such duties and functions as the Board of Directors of the Company shall from time to time determine and Executive shall comply in the performance of his duties with the policies of, and be subject to, the direction of the Board of Directors."

     5. Executive represents and warrants that he is free to enter into this Amendment Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

     6. No amendment or alteration of the terms of this Amendment Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     7. This Amendment Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed therein.

     8. This Amendment Agreement may be executed in any number of counterparts with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date and year first above written.



                                ZYGO CORPORATION



                                By:/s/  GARY K. WILLIS
                                   ---------------------------------------------
                                         Gary K. Willis, Chairman



                                EXECUTIVE



                                /s/  J. BRUCE ROBINSON
                                ------------------------------------------------
                                     J. Bruce Robinson